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                            CONSENT OF GEORGE FARLEY


                  I consent to the reference to me as a person to be appointed a Director of Audio Book Club, Inc. under the caption "Management" in the Prospectus included in the Registration Statement on Form SB-2 of Audio Book Club, Inc.



                                                   /s/ George Farley
                                                   ------------------------
                                                   George Farley

New York, New York
June 25, 1997